016570| 003590|127C|RESTRICTED||4|057-423 E COMMON STOCK ................................................................................................... COMMON STOCK PAR VALUE $.02 THIS CERTIFICATE IS TRANSFERABLE IN li*vJ ^1N • • -r^1-^-V4~t CANTON, MA AND JERSEY CITY, NJ REIS • •• •%. ^ I l^» ....................................................................................... fcMW^I ^**^|| i cate •• XXJ-^XV^ ...................... Shares r • .............................. **60062o****** H Dflfl .................................................................................................................. ***60o62o***** ; UUU .................................................................................................................... ****gggg2Q**** tfl REIS, INC. ............................................................................................................. *****g00620*** j INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND * 6006 20* “ “Mr .Alexander DavidSample — Mr.Alexander David Sample — Mr.Alexander David Sample “Mr .Alexander D9«t SAlB^lefler David Sample l!l5\S*^J??ft«5?lHE THIS CERTIFICATE THAT I nlO Otr\ I ll~ltO I l~lr\l Sample""|Mr.*pS*ider M^W Sftnpfc “J|PrVI|xa ndfl-Ba vkQa mplfc “1| ilPYMBtf der r^T^ Salhp|l"*«|r^lf^irrnHIR-Da*vk1(V^lexander Sfft’S iu’^C-tl-KjUl D1 >i ^ 4ylWA^ ^ ......................................................................................... rn^TP 7 RQ^^P ID R Alexander laVdMan\lft “-*P*f /GxMbSI II vid simp let-Mr VHra nleV[WvidV Wle""'l»^lJxa*fftllid S^flfcwavltftirnple” .... ^UO-LJT /J^OOJT _LU -J “/W” ^M^i"'•’SAfl
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REIS, INC.

THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER, ON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(b) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION HAS AUTHORITY TO ISSUE AND, IF THE CORPORATION IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES FOR EACH SERIES TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CHARTER OF THE CORPORATION (THE "CHARTER"), A COPY OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE OR TO THE TRANSFER AGENT.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT- ....Custodian .... (Cust) (Minor)
TEN ENT	- as tenants by the entireties	under Uniform Gifts to Minors Act .... (State)
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT ....Custodian (until age...) .... (Cust) (Minor) under Uniform Transfers to Minors Act.......... (State)

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received, ____________________ hereby sell, assign and transfer unto [ ]

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

____

____

____ Shares

of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated: ______________________ 20______

Signature: ______________________

Signature: ______________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

SECURITY INSTRUCTIONS

THIS IS WATERMARKED PAPER. DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

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